UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 5, 2019

JMP Group LLC

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36802	47-1632931
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Montgomery Street, Suite 1100, San Francisco, California 94111
(Address of Principal Executive Offices, including zip code)

415-835-8900
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Shares representing limited liability company interests in JMP Group LLC	JMP	New York Stock Exchange
JMP Group Inc. 8.00% Senior Notes due 2023	JMPB	New York Stock Exchange
JMP Group Inc. 7.25% Senior Notes due 2027	JMPD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry into a Material Definitive Agreement

On September 5, 2019, JMP Holding LLC (the “Borrower”), a wholly owned subsidiary of JMP Group LLC (the “Company”), entered into an Amendment Number Six (the “Sixth Amendment”) to that certain Second Amended and Restated Credit Agreement dated April 30, 2014 among the Borrower, the lenders from time to time party thereto (the “Lenders”) and City National Bank, a national banking association (“CNB”), as administrative agent for the Lenders (as amended, the “Credit Agreement”).

The Sixth Amendment modified (a) the definition of “Debt” to provide that for purposes of calculating the Senior Leverage Ratio, the Liquidity to Debt Service Ratio and the ratio of Net Asset Value to Total Funded Debt (as such terms are defined in the Credit Agreement), the term “Debt” will not include the outstanding principal amount of any debt securities issued by the Company or any of its subsidiaries to the extent that any such debt securities have been discharged or irrevocably called for redemption and (b) the definition of “Fixed Charges” to provide that “Fixed Charges” will not include the interest expense accruing on any debt securities issued by the Company or any of its subsidiaries to the extent that any such debt securities have been discharged or irrevocably called for redemption.

The Sixth Amendment also modified the definition of “Refinancing Debt” (a) to clarify that in connection with a refinancing of Senior Notes issued by the Company or its wholly owned subsidiary, JMP Group Inc., only the principal portion of the debt resulting from the refinancing that exceeds the sum of (i) the principal amount of the Senior Notes being refinanced, plus (ii) accrued interest, premiums, underwriting discounts and any other transaction fees or expenses payable in connection with the refinancing, plus (iii) an additional amount as may be necessary to round the face amount of the debt resulting from the refinancing (if such debt consists of Senior Notes) upward to the nearest increment of $5 million (the sum of the amounts in (i), (ii) and (iii), the “Additional Amount”) will not constitute “Refinancing Debt” and (b) to provide that in connection with a refinancing of the 8.00% Senior Notes due 2023 issued by JMP Group Inc. (the “2013 Notes”), of which $25 million is currently outstanding, the Additional Amount may be increased by $6 million such that up to $36 million of debt incurred to refinance the 2013 Notes will constitute “Refinancing Debt”.

The descriptions of the Sixth Amendment contained in this Current Report on Form 8-K do not purport to be complete and are qualified in their entirety by reference to the underlying agreement, attached hereto as an exhibit and incorporated into this Current Report on Form 8-K by reference.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.30

Amendment Number Six to Second Amended and Restated Credit Agreement dated as of September 5, 2019, by and between JMP Holding LLC, as Borrower, the lenders party thereto and City National Bank, a national banking association, as the administrative agent for the lenders.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JMP GROUP LLC

Date: September 6, 2019	By:	/s/ Walter Conroy
Walter Conroy
Chief Legal Officer